EXHIBIT  __

PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

XENACARE HOLDINGS, INC.

a Delaware corporation

Determination.  The series of Preferred Stock is hereby designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Authorized Shares.  The number of authorized shares constituting the Series A Preferred Stock shall be five hundred thousand (500,000) shares, par value per share $0.001 of such series.

Designation and Stated Value.  The Board of Directors of the Corporation, pursuant to authority granted in its Certificate of Incorporation, hereby creates a Series of Preferred Stock designated as “Series A Preferred Stock.”  Upon initial issuance by the Corporation, the price per share of the Series A Preferred Stock and the Stated Value of each share of Series A Preferred Stock upon any Liquidation Event, or otherwise, shall be twenty ($20.00) dollars (the “Stated Value”).

Number.  The number of shares of Series A Preferred Stock the Corporation is authorized to issue is 500,000 shares of Series A Preferred Stock. Such number may be increased or decreased by resolution of the Board of Directors.

Dividend Rights.  The Series A Preferred Stock shall not pay any dividend.

Liquidation Rights

(a)

Liquidation, Dissolution or Winding Up.  If (A) the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event (“Insolvency Proceeding”), or (B) the Corporation shall otherwise liquidate, dissolve or wind up, a “Liquidation Event” shall be deemed to have occurred for purposes of this Certificate of Designation.  If a Liquidation Event shall occur, the available funds and assets of the Corporation and its Subsidiaries shall be distributed in the following manner:

 (i)  Senior Liquidation Preference. Upon the occurrence of any Liquidation Event, the holder(s) of the issued and outstanding shares of Series A Preferred Stock shall be entitled to be paid a liquidation preference at the Series A Stated Value per share. The Corporation shall not create, designate or authorize any series of Preferred Stock with liquidation preferences or rights senior to the liquidation preferences and rights held by the holders of the Series A Preferred Stock.

(ii)

Remaining Assets. If there are any available funds and assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described in Sections here above, then all such remaining available funds and assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

(b)

Merger or Sale of Assets.  At the option of the holders of the Series A Preferred Stock, with such series voting as if each share of Series A Preferred Stock had been converted into shares of the Company’s Common Stock, upon the consummation of a transaction or series of related transactions affecting the Corporation that shall constitute a Transfer of Control, for all purposes of this Certificate of Designation, a Liquidation Event shall be deemed to have occurred.  In such event the Corporation shall, at the sole option of the holders of a majority of the outstanding Series A Preferred Stock, either (i)  distribute, upon consummation of and as a condition to, such Transfer of Control an amount equal to the $20.00 per share Stated Value liquidation preference with respect to each outstanding share of Series A Preferred Stock, (ii) issue to the holders of the Series A Preferred Stock that number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and/or other property as is receivable upon or as a result of such Transfer of Control, as though each Holder of Series A Preferred Stock had converted his or its Series A Preferred Stock into shares of Common Stock, at the applicable Conversion Percentage of Fully-Diluted Common Stock, immediately prior to such Transfer of Control or (iii) require the Corporation, or such successor, resulting, surviving or purchasing corporation, as the case may be, and without benefit of any additional consideration therefor, to execute and deliver to the Holder of Series A Preferred Stock shares of its preferred stock with substantially identical rights, preferences, privileges, powers, restrictions and other terms as the Series A Preferred Stock equal to the number of shares of Series A Preferred Stock held by such Holder divided by the Fully-Diluted Common Stock of the Corporation immediately prior to such Transfer of Control multiplied by the Fully-Diluted Common Stock of the Corporation or such successor, resulting or purchasing or surviving corporation, as the case may be, immediately after the consummation of such Transfer of Control; provided, that all Holders of Series A Preferred Stock shall be deemed to elect the option set forth in clause (i) above if at least a majority in interest of such Holders elect such option.  For purposes of this Section 7(b), “common stock of the successor or acquiring corporation”

shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock..

(c)  Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to shareholders in connection with a Liquidation Event shall be valued as follows:

(i)

The method of valuation of securities not subject to investment representation letter or other similar restrictions on free marketability shall be as follows:

(A)  unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities to be distributed are shares of Common Stock of the Corporaiton or other securities that are traded on a National Securities Exchange, the same shall be determined based on its then Fair Market Value; and

(B)  if there is no public market as described in clause (A) above, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make a thirty percent (30%) discount from the Fair Market Value to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

8.

Voting Rights.

(a)

The Holders of the issued and outstanding shares of Series A Preferred Stock, present in person or by proxy at each stockholders’ meeting or in connection with any consent requested of stockholders, shall have the right, voting with the holders of the Company’s common shares as if all shares of Preferred Series A have been converted into common shares, to case one for vote for each share of common stock into which Series A would convert, and on any matter brought for a vote to shareholders.

 (b)

Notice to Holders of Series A Preferred Stock.  The Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed Liquidation Event, the Corporation shall mail a notice to each holder of Series A Preferred Stock, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier, of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

9.

Conversion.

(a)  Series A Preferred Stock Conversion.  The shares of Series A Preferred Stock shall be convertible into twenty percent (20%) of the issued and authorized shares of common stock of the company at the time of conversion.

(b)

Adjustments to Fully-Diluted Common Stock and Conversion Percentage.

(i)

Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time, or from time to time after the date shares of the Series A Preferred Stock are first issued (the "Original Series A Issue Date") and prior to the Conversion Date, effect a subdivision of the outstanding Common Stock, then  the Fully-Diluted Common Stock in effect immediately prior thereto shall be proportionately decreased and, conversely, if the Corporation shall at any time or from time to time after the Original Series A Issue Date combine the outstanding shares of Common Stock, the Fully-Diluted Common Stock then in effect immediately before the combination shall be proportionately increased.  However, in neither event shall any such adjustments affect the applicable Conversion Percentage.  Any adjustment under this Section 9(b)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Original Series A Issue Date and prior to the Conversion Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Fully-Diluted Common Stock then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.  Such increase in the Fully-Diluted Common Stock shall not, however, affect the applicable Conversion Percentage.

(iii)

Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Series A  Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this Section 9(b)(iii) with respect to the rights of the holders of the Series A Preferred Stock.

(iv)

Adjustments for reclassifications, consolidation, merger, splits and combinations.  If at any time while the Series A Preferred Stock remains outstanding and any shares thereof have not been converted into Common Stock, in case of any reclassification or change of outstanding Common Stock issuable upon conversion of the Series A Preferred Stock (other than a change in par value per share, or from par value per share to no par value per share, or from no par value per share to par value per share or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series A Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value per share, or from par value per share to no par value per share, or from no par value per share to par value per share, or as a result of a subdivision or combination of outstanding Common Stock upon conversion of the Series A Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, execute a new Series A Preferred Stock providing that the holder shall have the right to convert such new Series A Preferred Stock (upon terms and conditions not less favorable to the holder than those in effect pursuant to the Series A Preferred Stock) and to receive upon such exercise, in lieu of the Common Stock theretofore issuable upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of the Common Stock issuable upon conversion of the Series A Preferred Stock had the Series A Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

10.

Miscellaneous

(a)

Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Preferred Stock, new shares of Series A Preferred Stock of like tenor. The Series A Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

(b)

Who Deemed Absolute Owner.  The Corporation may deem the Person in whose name the Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series A Preferred Stock for the purpose of the conversion of the Series A Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series A Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

(c)

Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series A Preferred Stock. Upon any transfer of the Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series A Preferred Stock register.

(b)

Reservation of Common Stock. The Corporation shall have a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series A Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the

Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of incorporation, as amended.

(c)

No Reissuance of Preferred Stock.  Any shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series A Preferred Stock that the Corporation shall be authorized to issue.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(d)

Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

11.

The number of authorized shares of Preferred Stock of the Corporation is 5,000,000, and the number of authorized shares of Series A Preferred Stock, none of which has been issued, is 500,000 shares.